Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS FIRST QUARTER EARNINGS OF $43.9 MILLION
Company Reports Strong Deposit and Loan Growth

OLNEY, MARYLAND, April 21, 2022 — Sandy Spring Bancorp, Inc., (Nasdaq-SASR), the parent company of Sandy Spring Bank, reported net income of $43.9 million ($0.96 per diluted common share) for the quarter ended March 31, 2022, compared to net income of $75.5 million ($1.58 per diluted common share) for the first quarter of 2021 and $45.4 million ($0.99 per diluted common share) for the fourth quarter of 2021.

Current quarter core earnings were $45.1 million ($0.99 per diluted common share), compared to $83.5 million ($1.76 per diluted common share) for the quarter ended March 31, 2021 and $46.6 million ($1.02 per diluted common share) for the quarter ended December 31, 2021. Core earnings are determined by excluding the after-tax impact of merger and acquisition expense, the loss on FHLB redemptions, amortization of intangibles and investment securities gains.

The provision for credit losses for the current quarter was $1.6 million compared to a credit of $34.7 million for the first quarter of 2021 and a charge of $1.6 million for the fourth quarter of 2021.

“As a result of our steady deposit growth throughout 2021 and record commercial loan production in the fourth quarter, we entered 2022 with significant momentum. We capitalized on our position of strength and opportunities in our market, and we continued to deliver solid deposit and loan growth in the first quarter,” said Daniel J. Schrider, President and Chief Executive Officer.

“We are confident in our ability to successfully manage through the challenges associated with the volatile world events,” added Schrider. "We have a long-term view of our company, so we will lean on our 154 years of experience and focus on meeting the needs of our community - one client at a time.”

First Quarter Highlights:

•Core earnings for the first quarter of 2022 were $45.1 million compared to $83.5 million for the prior year quarter. The decline in core earnings was primarily the product of the impact associated with the provision for credit losses as the prior year's results contained a significant credit to the allowance versus the current year's charge to the allowance. Compared to the first quarter of the prior year, exclusive of the impact of the provision for credit losses, the current quarter reflected a decline in both net interest income and non-interest income, which exceeded the reduction in non-interest expense.

•At March 31, 2022, total assets were $13.0 billion, a 1% increase compared to $12.9 billion at March 31, 2021. During the previous twelve months, liquidity resulting from deposit growth and PPP loan forgiveness was utilized to fund the growth in the loan and investment securities portfolio, which occurred primarily in the previous two quarters.

•Total loans, excluding PPP loans, increased 10% to $10.1 billion at March 31, 2022 compared to $9.1 billion at March 31, 2021. Excluding the impact of the PPP loan forgiveness, total commercial loans grew by $983.2 million or 13% during the previous twelve months. During this period, the Company generated new commercial gross loan production of $3.8 billion, of which $2.5 billion was funded, more than offsetting $1.5 billion in non-PPP commercial loan run-off. Funded commercial loan production increased 90% to $545.4 million during the first quarter of the current year compared to $287.7 million for the same quarter of the prior year.

•Year-over-year deposits grew 2%, driven by 7% growth in noninterest-bearing deposits, reflecting the impact of the PPP program forgiveness and the growth in transaction relationships, while interest-bearing deposits declined 1% as a result of the attrition of time deposits.

•During the current quarter, an offering of $200 million aggregate principal amount fixed-to-floating rate subordinated notes due in 2032 was completed. The entire amount of the debt is considered Tier 2 capital under current regulatory guidelines.

•For the first quarter of 2022, the net interest margin was 3.49%, compared to 3.56% for the same quarter of 2021, and 3.51% for the fourth quarter of 2021. Excluding the amortization of the fair value marks derived from the previous acquisitions, the current quarter’s net interest margin was 3.49%, compared to 3.46% for first quarter of 2021, and 3.52% for the fourth quarter of 2021.

•The provision for credit losses was $1.6 million for the current quarter compared to the prior year quarter’s credit to the provision of $34.7 million. The provision for the current quarter is a reflection of the growth in the loan portfolio, coupled with the management's consideration of the potential impact of recessionary pressures which exceeded the benefit to the provision derived from continuing improvement in forecasted macroeconomic indicators.

•Non-interest income for the current quarter decreased by 29% or $8.3 million compared to the prior year quarter. Income from mortgage banking activities declined 77% and other non-interest income decreased 45% compared to the first quarter of 2021. These decreases were partially offset by 7% growth in wealth management income, 26% growth in service charges on deposit accounts and a 10% increase in bank card fees.

•Non-interest expense for the current quarter decreased $6.0 million or 9% compared to the prior year quarter. The prior year's non-interest expense included a $9.1 million loss from the redemption of FHLB borrowings and was the main driver of the quarter over quarter decline. Excluding the loss on the redemption, non-interest expense increased 5% compared to the prior year quarter driven by an increase in compensation cost, predominantly benefit costs.

•Return on average assets (“ROA”) for the quarter ended March 31, 2022 was 1.42% and return on average tangible common equity (“ROTCE”) was 16.04% compared to 1.41% and 16.07%, respectively, for the fourth quarter of 2021. On a non-GAAP basis, the current quarter's core ROA was 1.45% and core ROTCE was 16.45% compared to core ROA of 1.44% and core ROTCE of 16.49% for the fourth quarter of 2021.

•For the first quarter of 2022, the GAAP efficiency ratio was 50.92% compared to 51.08% for the first quarter of 2021, and 51.75% for the fourth quarter of 2021. The non-GAAP efficiency ratio for the first quarter of 2022 was 49.34% compared to 42.65% for the prior year quarter, and 50.17% for the fourth quarter of 2021. The combination of a decline in non-interest income and an increase in non-interest expense drove the erosion of the non-GAAP efficiency ratio compared to prior year quarter.

•On March 30, 2022, the Company's board of directors authorized a stock repurchase plan that permits the repurchase of up to $50.0 million in shares of common stock. No shares of common stock have been repurchased under this plan.

Balance Sheet and Credit Quality

Total assets grew 1% to $13.0 billion at March 31, 2022, as compared to $12.9 billion at March 31, 2021. During this period, total loans declined by 3% to $10.1 billion at March 31, 2022, compared to $10.4 billion at March 31, 2021 driven by the $1.2 billion year-over-year reduction in PPP loans. Excluding the impact of the PPP loan forgiveness, total commercial loans grew by $983.2 million or 13% during the past twelve months. During this period, the Company generated commercial gross loan production of $3.8 billion, of which $2.5 billion was funded, offsetting $1.5 billion in commercial loan run-off. During the first quarter of 2022, funded commercial loan production was $545.4 million, an increase of 90% compared to $287.7 million for the same quarter of the prior year. The growth in the commercial portfolio, excluding PPP loans, occurred in all commercial portfolios led by the $735.9 million or 20% growth in the investor owned commercial portfolio. Year-over-year the consumer loan portfolio declined 15%, due to the run-off of home equity loan and line products, a result of the refinancing activity in the residential mortgage markets.

During the past twelve months, deposits increased 2%, driven by 7% growth in noninterest-bearing deposits reflecting the impact of the PPP program forgiveness and the growth in transaction relationships, while interest-bearing deposits declined 1% as a result of the attrition of rate advantaged time deposits. Savings and money market categories experienced year-over-year growth in excess of 3%.

The tangible common equity ratio decreased to 8.70% of tangible assets at March 31, 2022, compared to 8.90% at March 31, 2021 as a result of the $107.3 million repurchase of common shares during 2021 and the $66.6 million increase in the accumulated other comprehensive loss coupled with the increase in tangible assets during the past year. At March 31, 2022, the Company had a total risk-based capital ratio of 16.77%, a common equity tier 1 risk-based capital ratio of 12.03%, a tier 1 risk-based capital ratio of 12.03%, and a tier 1 leverage ratio of 9.66%.

Non-performing loans include non-accrual loans, accruing loans 90 days or more past due and restructured loans. At March 31, 2022, the level of non-performing loans to total loans was 0.46% compared to 0.94% at March 31, 2021, and 0.49% at December 31, 2021. At March 31, 2022, non-performing loans totaled $46.3 million, compared to $98.7 million at March 31, 2021, and $48.8 million at December 31, 2021. Loans placed on non-accrual during the current quarter amounted to $1.5 million compared to $0.4 million for the prior year quarter and $0.5 million for the fourth quarter of 2021. Non-accrual loans at quarter end declined from the prior quarter due primarily to payoff activity. Loans greater than 90 days or more past due decreased from the prior quarter as a result of the extension of existing performing portfolio loans that were in process of being extended at the end of the prior quarter end.

The Company recorded net charge-offs of $0.2 million for the first quarter of 2022, as compared to net charge-offs of $0.3 million for the first quarter of 2021 and net charge-offs of $0.4 million for the fourth quarter of 2021.

At March 31, 2022, the allowance for credit losses was $110.6 million or 1.09% of outstanding loans and 239% of non-performing loans, compared to $109.1 million or 1.10% of outstanding loans and 224% of non-performing loans at the end of the previous quarter. Excluding PPP loans, the allowance for credit losses to outstanding loans was 1.10% at March 31, 2022. The increase in the allowance during the current quarter compared to the previous quarter was the result of the growth in the loan portfolio during the quarter, net of the impact of continued improvement in forecasted economic metrics, in addition to the update to various metrics applied in the determination of the allowance for credit losses, which included management's consideration of the potential impact of recessionary pressures.

Income Statement Review

Quarterly Results

The Company recorded net income of $43.9 million for the three months ended March 31, 2022, compared to net income of $75.5 million for the prior year quarter. The primary driver of the decline in earnings was the activity associated with the provision for credit losses as the prior year's results contained a significant credit to the allowance versus the current year's charge to the allowance. Exclusive of the impact of the provision for credit losses, compared to the first quarter of the prior year, the current quarter reflected a decline in both net interest income and non-interest income, which exceeded the reduction in non-interest expense. The decline in net interest income was driven by the net impact of lower PPP and mortgage loan income that exceeded the reduction in interest expense. Non-interest income declined as a result of lower mortgage banking income, the result of rising mortgage interest rates during the previous twelve months. Non-interest expense decreased as a result of the prior year's inclusion of the $9.1 million loss on the redemption of FHLB borrowings that more than offset the increase in compensation expense in the current quarter compared to the prior year quarter.

For the first quarter of 2022, net interest income decreased $3.1 million or 3% compared to the first quarter of 2021, due to the combined impact of the $8.2 million reduction in interest income being partially offset by a $5.1 million reduction in interest expense during the preceding twelve months. The decline in interest income was driven by a $7.7 million decline in interest and fees on PPP loans and a $1.8 million decline in interest income on residential mortgage loans during the previous twelve months. The decrease in interest expense was the result of the prior year's liquidation of FHLB borrowings, in addition to the run-off of time deposits and lower interest expense associated with money market deposits. The net interest margin for the first quarter of 2022 was 3.49% as compared to 3.56% for the same quarter of the prior year, as the 23 basis point decline in yield on interest-earning assets was only partially offset by the 24 basis point decline in the rate paid on interest-bearing liabilities. Net interest margin excluding the effects of amortization of the fair value marks derived from acquisitions remained at 3.49% for the current quarter compared to 3.46% for first quarter of 2021.

The provision for credit losses was $1.6 million for the first quarter of 2022 compared to a credit of $34.7 million for the first quarter of 2021. The provision for credit losses for the fourth quarter of 2021 was a charge of $1.6 million. The current quarter's provision reflects the continued improvement in the forecasted macroeconomic indicators which resulted in credits for the provision for credit losses during the current quarter, that were offset by the impact of potential recessionary pressures and the growth in the loan portfolio that occurred during the quarter.

Non-interest income decreased $8.3 million or 29% for the first quarter of 2022, compared to the prior year quarter. This decrease is the result of a $7.9 million or 77% decline in income from mortgage banking activities, which exceeded the 7% growth in wealth management income, 26% growth in service charges on deposit accounts and 10% growth in bank card fees. In addition, other non-interest income declined 45% compared to the prior year primarily as a result of a decrease in credit related fees.

Non-interest expense decreased $6.0 million or 9% for the first quarter of 2022, compared to the prior year quarter. The prior year's non-interest expense included a $9.1 million loss from the redemption of FHLB borrowings and was the major cause of the quarter over quarter decline. Excluding the loss on the redemption, non-interest expense increased 5% compared to the prior year quarter driven by an increase in compensation expense, predominantly benefit costs. Overall, the increase reflects the net impact of the 7% increase in compensation and benefit costs and a 17% increase in professional fees, partially offset by an 8% decrease in occupancy expense and a 34% reduction in FDIC insurance expense.

For the first quarter of 2022, the GAAP efficiency ratio was 50.92% compared to 51.08% for the first quarter of 2021, and 51.75% for the fourth quarter of 2021. The non-GAAP efficiency ratio was 49.34% for the current quarter as compared to 42.65% for the first quarter of 2021, and 50.17% for the fourth quarter of 2021. The increase in the non-GAAP efficiency ratio (reflecting a decrease in efficiency) from the first quarter of the prior year to the current year quarter was primarily the result of the 9% decline in non-GAAP revenue, driven chiefly by the decrease in income from mortgage banking activities. ROA for the first quarter ended March 31, 2022 was 1.42% and ROTCE was 16.04% compared to 1.41% and 16.07%, respectively, for the fourth quarter of 2021. On a non-GAAP basis, the current quarter's core ROA was 1.45% and core ROTCE was 16.45% compared to core ROA of 1.44% and core ROTCE of 16.49% for the fourth quarter of 2021.

Explanation of Non-GAAP Financial Measures

This news release contains financial information and performance measures determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s management believes that the supplemental non-GAAP information provides a better comparison of period-to-period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. Non-GAAP measures used in this release consist of the following:

•Tangible common equity and related measures are non-GAAP measures that exclude the impact of goodwill and other intangible assets.
•The non-GAAP efficiency ratio excludes amortization of intangible assets, loss on FHLB redemption, merger and acquisition expense and investment securities gains and includes tax-equivalent income.
•Core earnings and the related measures of core earnings per diluted common share, core return on average assets and core return on average tangible common equity reflect net income exclusive of merger and acquisition expense, amortization of intangible assets, loss on FHLB redemption, and investment securities gains, on a net of tax basis.

These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Please refer to the non-GAAP Reconciliation tables included with this release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

Conference Call

The Company’s management will host a conference call to discuss its first quarter results today at 2:00 p.m. (ET). A live Webcast of the conference call is available through the Investor Relations section of the Sandy Spring Website at www.sandyspringbank.com. Participants may call 1-844-200-6205. Please use the following access code: 263081. Visitors to the Website are advised to log on 10 minutes ahead of the scheduled start of the call. An internet-based replay will be available on the website until May 5, 2022. A replay of the teleconference will be available through the same time period by calling 1-866-813-9403 under conference call number 793380.

About Sandy Spring Bancorp, Inc.

Sandy Spring Bancorp, Inc., headquartered in Olney, Maryland, is the holding company for Sandy Spring Bank, a premier community bank in the Greater Washington, D.C. region. With over 50 locations, the bank offers a broad range of commercial and retail banking, mortgage, private banking, and trust services throughout Maryland, Northern Virginia, and Washington, D.C.

Through its subsidiaries, Rembert Pendleton Jackson, Sandy Spring Insurance Corporation and West Financial Services, Inc., Sandy Spring Bank also offers a comprehensive menu of insurance and wealth management services.

Category: Webcast
Source: Sandy Spring Bancorp, Inc.
Code: SASR-E

For additional information or questions, please contact:
Daniel J. Schrider, President & Chief Executive Officer, or
Philip J. Mantua, E.V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
Email: DSchrider@sandyspringbank.com
PMantua@sandyspringbank.com
Website: www.sandyspringbank.com

Media Contact:
Jen Schell
301-570-8331
jschell@sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: risks, uncertainties and other factors relating to the COVID-19 pandemic, including the effect of the pandemic on our borrowers and their ability to make payments on their obligations, the effectiveness of vaccination programs, and the effect of remedial actions and stimulus measures adopted by federal, state and local governments; general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; the possibility that any of the anticipated benefits of acquisitions will not be realized or will not be realized within the expected time period; and a variety of other matters which, by their nature, are subject to significant uncertainties. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2021, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS - UNAUDITED

	Three Months Ended March 31,		% Change
(Dollars in thousands, except per share data)	2022	2021
Results of operations:
Net interest income	$101,451	$104,600	(3)%
Provision/ (credit) for credit losses	1,635	(34,708)	(105)
Non-interest income	20,595	28,866	(29)
Non-interest expense	62,147	68,173	(9)
Income before income tax expense	58,264	100,001	(42)
Net income	43,935	75,464	(42)

Net income attributable to common shareholders	$43,667	$74,824	(42)
Pre-tax pre-provision net income (1)	$59,899	$65,293	(8)

Return on average assets	1.42%	2.39%
Return on average common equity	11.83%	20.72%
Return on average tangible common equity (1)	16.04%	28.47%
Net interest margin	3.49%	3.56%
Efficiency ratio - GAAP basis (2)	50.92%	51.08%
Efficiency ratio - Non-GAAP basis (2)	49.34%	42.65%

Per share data:
Basic net income per common share	$0.97	$1.59	(39)%
Diluted net income per common share	$0.96	$1.58	(39)
Weighted average diluted common shares	45,333,292	47,415,060	(4)
Dividends declared per share	$0.34	$0.32	6
Book value per common share	$32.97	$32.04	3
Tangible book value per common share (1)	$24.23	$23.54	3
Outstanding common shares	45,162,908	47,187,389	(4)

Financial condition at period-end:
Investment securities	$1,586,441	$1,472,727	8%
Loans	10,144,328	10,446,866	(3)
Interest-earning assets	12,205,058	12,132,405	1
Assets	12,967,416	12,873,366	1
Deposits	10,852,794	10,677,752	2
Interest-bearing liabilities	7,313,783	7,423,262	(1)
Stockholders' equity	1,488,910	1,511,694	(2)

Capital ratios:
Tier 1 leverage (3)	9.66%	9.14%
Common equity tier 1 capital to risk-weighted assets (3)	12.03%	12.11%
Tier 1 capital to risk-weighted assets (3)	12.03%	12.11%
Total regulatory capital to risk-weighted assets (3)	16.77%	15.52%
Tangible common equity to tangible assets (4)	8.70%	8.90%
Average equity to average assets	11.98%	11.54%

Credit quality ratios:
Allowance for credit losses to loans	1.09%	1.25%
Non-performing loans to total loans	0.46%	0.94%
Non-performing assets to total assets	0.37%	0.78%
Allowance for credit losses to non-performing loans	238.72%	132.08%
Annualized net charge-offs to average loans (5)	0.01%	0.01%

(1)Represents a non-GAAP measure.
(2)The efficiency ratio - GAAP basis is non-interest expense divided by net interest income plus non-interest income from the Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization, loss on FHLB redemption, and merger and acquisition expense from non-interest expense; securities gains from non-interest income and adds the tax- equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.
(3)Estimated ratio at March 31, 2022.
(4)The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding intangible assets into stockholders' equity after deducting intangible assets. See the Reconciliation Table included with these Financial Highlights.
(5)Calculation utilizes average loans, excluding residential mortgage loans held-for-sale.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED (CONTINUED)
OPERATING EARNINGS - METRICS

	Three Months Ended March 31,
(Dollars in thousands)	2022	2021
Core earnings (non-GAAP):
Net income (GAAP)	$43,935	$75,464
Plus/ (less) non-GAAP adjustments (net of tax):
Merger and acquisition expense	—	34
Amortization of intangible assets	1,121	1,264
Loss on FHLB redemption	—	6,792
Investment securities gains	(6)	(43)
Core earnings (Non-GAAP)	$45,050	$83,511

Core earnings per diluted common share (non-GAAP):
Weighted average common shares outstanding - diluted (GAAP)	45,333,292	47,415,060

Earnings per diluted common share (GAAP)	$0.96	$1.58
Core earnings per diluted common share (non-GAAP)	$0.99	$1.76

Core return on average assets (non-GAAP):
Average assets (GAAP)	$12,576,089	$12,801,539

Return on average assets (GAAP)	1.42%	2.39%
Core return on average assets (non-GAAP)	1.45%	2.65%

Core return on average tangible common equity (non-GAAP):
Average total stockholders' equity (GAAP)	$1,506,516	$1,477,150
Average goodwill	(370,223)	(370,223)
Average other intangible assets, net	(25,368)	(31,896)
Average tangible common equity (non-GAAP)	$1,110,925	$1,075,031

Return on average tangible common equity (non-GAAP)	16.04%	28.47%
Core return on average tangible common equity (non-GAAP)	16.45%	31.50%

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED

	Three Months Ended March 31,
(Dollars in thousands)	2022	2021
Pre-tax pre-provision net income:
Net income (GAAP)	$43,935	$75,464
Plus/ (less) non-GAAP adjustments:
Income tax expense	14,329	24,537
Provision/ (credit) for credit losses	1,635	(34,708)
Pre-tax pre-provision net income (non-GAAP)	$59,899	$65,293

Efficiency ratio (GAAP):
Non-interest expense	$62,147	$68,173

Net interest income plus non-interest income	$122,046	$133,466

Efficiency ratio (GAAP)	50.92%	51.08%

Efficiency ratio (Non-GAAP):
Non-interest expense	$62,147	$68,173
Less non-GAAP adjustments:
Amortization of intangible assets	1,508	1,697
Loss on FHLB redemption	—	9,117
Merger and acquisition expense	—	45
Non-interest expense - as adjusted	$60,639	$57,314

Net interest income plus non-interest income	$122,046	$133,466
Plus non-GAAP adjustment:
Tax-equivalent income	866	980
Less non-GAAP adjustment:
Investment securities gains	8	58
Net interest income plus non-interest income - as adjusted	$122,904	$134,388

Efficiency ratio (Non-GAAP)	49.34%	42.65%

Tangible common equity ratio:
Total stockholders' equity	$1,488,910	$1,511,694
Goodwill	(370,223)	(370,223)
Other intangible assets, net	(24,412)	(30,824)
Tangible common equity	$1,094,275	$1,110,647

Total assets	$12,967,416	$12,873,366
Goodwill	(370,223)	(370,223)
Other intangible assets, net	(24,412)	(30,824)
Tangible assets	$12,572,781	$12,472,319

Tangible common equity ratio	8.70%	8.90%

Outstanding common shares	45,162,908	47,187,389
Tangible book value per common share	$24.23	$23.54

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION - UNAUDITED

(Dollars in thousands)	March 31, 2022	December 31, 2021	March 31, 2021
Assets
Cash and due from banks	$96,074	$65,630	$100,739
Federal funds sold	370	312	285
Interest-bearing deposits with banks	456,382	354,078	127,597
Cash and cash equivalents	552,826	420,020	228,621
Residential mortgage loans held for sale (at fair value)	17,537	39,409	84,930
Investments held-to-maturity (fair value of $275,834)	285,339	—	—
Investments available-for-sale (at fair value)	1,259,945	1,465,896	1,427,880
Other equity securities	41,157	41,166	44,847
Total loans	10,144,328	9,967,091	10,446,866
Less: allowance for credit losses	(110,588)	(109,145)	(130,361)
Net loans	10,033,740	9,857,946	10,316,505
Premises and equipment, net	61,434	59,685	55,361
Other real estate owned	1,034	1,034	1,354
Accrued interest receivable	33,528	34,349	44,559
Goodwill	370,223	370,223	370,223
Other intangible assets, net	24,412	25,920	30,824
Other assets	286,241	275,078	268,262
Total assets	$12,967,416	$12,590,726	$12,873,366

Liabilities
Noninterest-bearing deposits	$4,039,797	$3,779,630	$3,770,852
Interest-bearing deposits	6,812,997	6,845,101	6,906,900
Total deposits	10,852,794	10,624,731	10,677,752
Securities sold under retail repurchase agreements and federal funds purchased	130,784	141,086	189,318
Advances from FHLB	—	—	100,000
Subordinated debt	370,002	172,712	227,044
Total borrowings	500,786	313,798	516,362
Accrued interest payable and other liabilities	124,926	132,518	167,558
Total liabilities	11,478,506	11,071,047	11,361,672

Stockholders' equity
Common stock -- par value $1.00; shares authorized 100,000,000; shares issued and outstanding 45,162,908, 45,118,930 and 47,187,389 at March 31, 2022, December 31, 2021 and March 31, 2021, respectively	45,163	45,119	47,187
Additional paid in capital	752,671	751,072	849,606
Retained earnings	760,347	732,027	617,553
Accumulated other comprehensive loss	(69,271)	(8,539)	(2,652)
Total stockholders' equity	1,488,910	1,519,679	1,511,694
Total liabilities and stockholders' equity	$12,967,416	$12,590,726	$12,873,366

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended March 31,
(Dollars in thousands, except per share data)	2022	2021
Interest income:
Interest and fees on loans	$99,494	$107,428
Interest on loans held for sale	198	537
Interest on deposits with banks	113	46
Interest and dividends on investment securities:
Taxable	4,107	3,899
Tax-advantaged	2,124	2,351
Interest on federal funds sold	—	—
Total interest income	106,036	114,261
Interest Expense:
Interest on deposits	2,293	4,830
Interest on retail repurchase agreements and federal funds purchased	54	53
Interest on advances from FHLB	—	2,276
Interest on subordinated debt	2,238	2,502
Total interest expense	4,585	9,661
Net interest income	101,451	104,600
Provision/ (credit) for credit losses	1,635	(34,708)
Net interest income after provision/ (credit) for credit losses	99,816	139,308
Non-interest income:
Investment securities gains	8	58
Service charges on deposit accounts	2,326	1,852
Mortgage banking activities	2,298	10,169
Wealth management income	9,337	8,730
Insurance agency commissions	2,115	2,153
Income from bank owned life insurance	795	680
Bank card fees	1,668	1,518
Other income	2,048	3,706
Total non-interest income	20,595	28,866
Non-interest expense:
Salaries and employee benefits	39,373	36,652
Occupancy expense of premises	5,034	5,487
Equipment expenses	3,536	3,222
Marketing	1,193	1,212
Outside data services	2,419	2,283
FDIC insurance	984	1,492
Amortization of intangible assets	1,508	1,697
Merger and acquisition expense	—	45
Professional fees and services	2,017	1,731
Other expenses	6,083	14,352
Total non-interest expense	62,147	68,173
Income before income tax expense	58,264	100,001
Income tax expense	14,329	24,537
Net income	$43,935	$75,464

Net income per share amounts:
Basic net income per common share	$0.97	$1.59
Diluted net income per common share	$0.96	$1.58
Dividends declared per share	$0.34	$0.32

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2022	2021
(Dollars in thousands, except per share data)	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$106,902	$110,933	$112,060	$115,753	$115,241
Interest expense	4,585	4,803	4,525	6,777	9,661
Tax-equivalent net interest income	102,317	106,130	107,535	108,976	105,580
Tax-equivalent adjustment	866	862	931	930	980
Provision/ (credit) for credit losses	1,635	1,585	(8,229)	(4,204)	(34,708)
Non-interest income	20,595	22,536	24,394	26,259	28,866
Non-interest expense	62,147	66,141	63,181	62,975	68,173
Income before income tax expense	58,264	60,078	76,046	75,534	100,001
Income tax expense	14,329	14,674	19,070	18,271	24,537
Net income	$43,935	$45,404	$56,976	$57,263	$75,464
GAAP financial performance:
Return on average assets	1.42%	1.41%	1.75%	1.79%	2.39%
Return on average common equity	11.83%	11.87%	14.54%	15.07%	20.72%
Return on average tangible common equity	16.04%	16.07%	19.56%	20.44%	28.47%
Net interest margin	3.49%	3.51%	3.52%	3.63%	3.56%
Efficiency ratio - GAAP basis (1)	50.92%	51.75%	48.23%	46.89%	51.08%
Non-GAAP financial performance:
Pre-tax pre-provision net income	$59,899	$61,663	$67,817	$71,330	$65,293
Core after-tax earnings	$45,050	$46,575	$58,151	$58,446	$83,511
Core return on average assets	1.45%	1.44%	1.79%	1.83%	2.65%
Core return on average common equity	12.13%	12.17%	14.84%	15.38%	22.93%
Core return on average tangible common equity	16.45%	16.49%	19.96%	20.87%	31.50%
Core earnings per diluted common share	$0.99	$1.02	$1.23	$1.23	$1.76
Efficiency ratio - Non-GAAP basis (1)	49.34%	50.17%	46.67%	45.36%	42.65%
Per share data:
Net income attributable to common shareholders	$43,667	$45,114	$56,622	$56,782	$74,824
Basic net income per common share	$0.97	$0.99	$1.21	$1.20	$1.59
Diluted net income per common share	$0.96	$0.99	$1.20	$1.19	$1.58
Weighted average diluted common shares	45,333,292	45,655,924	47,086,824	47,523,198	47,415,060
Dividends declared per share	$0.34	$0.32	$0.32	$0.32	$0.32
Non-interest income:
Securities gains	$8	$34	$49	$71	$58
Service charges on deposit accounts	2,326	2,305	2,108	1,976	1,852
Mortgage banking activities	2,298	3,622	4,942	5,776	10,169
Wealth management income	9,337	9,598	9,392	9,121	8,730
Insurance agency commissions	2,115	1,332	2,285	1,247	2,153
Income from bank owned life insurance	795	819	818	705	680
Bank card fees	1,668	1,818	1,775	1,785	1,518
Other income	2,048	3,008	3,025	5,578	3,706
Total non-interest income	$20,595	$22,536	$24,394	$26,259	$28,866
Non-interest expense:
Salaries and employee benefits	$39,373	$41,535	$38,653	$38,990	$36,652
Occupancy expense of premises	5,034	5,693	5,728	5,497	5,487
Equipment expenses	3,536	3,427	3,214	3,020	3,222
Marketing	1,193	1,090	1,376	1,052	1,212
Outside data services	2,419	2,123	2,317	2,260	2,283
FDIC insurance	984	991	361	1,450	1,492
Amortization of intangible assets	1,508	1,609	1,635	1,659	1,697
Merger and acquisition expense	—	—	—	—	45
Professional fees and services	2,017	2,381	3,031	3,165	1,731
Other expenses	6,083	7,292	6,866	5,882	14,352
Total non-interest expense	$62,147	$66,141	$63,181	$62,975	$68,173
(1) The efficiency ratio - GAAP basis is non-interest expense divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization, loss on FHLB redemption, and merger and acquisition expense from non-interest expense; investment securities gains from non-interest income; and adds the tax- equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2022	2021
(Dollars in thousands, except per share data)	Q1	Q4	Q3	Q2	Q1
Balance sheets at quarter end:
Commercial investor real estate loans	$4,388,275	$4,141,346	$3,743,698	$3,712,374	$3,652,418
Commercial owner-occupied real estate loans	1,692,253	1,690,881	1,661,092	1,687,843	1,644,848
Commercial AD&C loans	1,089,331	1,088,094	1,177,949	1,126,960	1,051,013
Commercial business loans	1,349,602	1,481,834	1,594,528	1,974,366	2,411,109
Residential mortgage loans	1,000,697	937,570	911,997	960,527	1,022,546
Residential construction loans	204,259	197,652	181,319	172,869	171,028
Consumer loans	419,911	429,714	450,765	457,576	493,904
Total loans	10,144,328	9,967,091	9,721,348	10,092,515	10,446,866
Allowance for credit losses	(110,588)	(109,145)	(107,920)	(123,961)	(130,361)
Loans held for sale	17,537	39,409	44,678	71,082	84,930
Investment securities	1,586,441	1,507,062	1,470,652	1,482,123	1,472,727
Interest-earning assets	12,205,058	11,867,952	12,245,374	12,167,067	12,132,405
Total assets	12,967,416	12,590,726	13,017,464	12,925,577	12,873,366
Noninterest-bearing demand deposits	4,039,797	3,779,630	3,987,411	4,000,636	3,770,852
Total deposits	10,852,794	10,624,731	10,987,400	10,866,466	10,677,752
Customer repurchase agreements	130,784	141,086	147,504	140,708	129,318
Total interest-bearing liabilities	7,313,783	7,158,899	7,320,132	7,233,536	7,423,262
Total stockholders' equity	1,488,910	1,519,679	1,546,060	1,562,280	1,511,694
Quarterly average balance sheets:
Commercial investor real estate loans	$4,220,246	$3,769,529	$3,678,886	$3,675,119	$3,634,174
Commercial owner-occupied real estate loans	1,683,557	1,669,737	1,671,442	1,663,543	1,638,885
Commercial AD&C loans	1,102,660	1,140,059	1,161,183	1,089,287	1,049,597
Commercial business loans	1,372,755	1,482,901	1,820,598	2,225,885	2,291,097
Residential mortgage loans	964,056	925,093	934,365	994,899	1,066,714
Residential construction loans	197,366	186,129	170,511	176,135	179,925
Consumer loans	424,859	436,030	452,289	468,686	496,578
Total loans	9,965,499	9,609,478	9,889,274	10,293,554	10,356,970
Loans held for sale	17,594	29,426	50,075	66,958	82,263
Investment securities	1,617,615	1,535,265	1,403,496	1,482,905	1,407,455
Interest-earning assets	11,859,803	12,012,576	12,121,048	12,037,701	12,029,424
Total assets	12,576,089	12,791,526	12,886,460	12,798,355	12,801,539
Noninterest-bearing demand deposits	3,758,732	3,879,572	3,869,293	3,763,135	3,394,110
Total deposits	10,542,029	10,809,665	10,832,115	10,663,346	10,343,190
Customer repurchase agreements	131,487	144,988	145,483	136,286	148,195
Total interest-bearing liabilities	7,163,641	7,247,756	7,315,021	7,356,656	7,742,987
Total stockholders' equity	1,506,516	1,517,793	1,554,765	1,523,875	1,477,150
Financial measures:
Average equity to average assets	11.98%	11.87%	12.07%	11.91%	11.54%
Investment securities to earning assets	13.00%	12.70%	12.01%	12.18%	12.14%
Loans to earning assets	83.12%	83.98%	79.39%	82.95%	86.11%
Loans to assets	78.23%	79.16%	74.68%	78.08%	81.15%
Loans to deposits	93.47%	93.81%	88.48%	92.88%	97.84%
Assets under management	$5,793,787	$6,078,204	$5,733,311	$5,676,141	$5,401,158
Capital measures:
Tier 1 leverage (1)	9.66%	9.26%	9.33%	9.49%	9.14%
Common equity tier 1 capital to risk-weighted assets (1)	12.03%	11.91%	12.53%	12.49%	12.11%
Tier 1 capital to risk-weighted assets (1)	12.03%	11.91%	12.53%	12.49%	12.11%
Total regulatory capital to risk-weighted assets (1)	16.77%	14.59%	15.30%	15.85%	15.52%
Book value per common share	$32.97	$33.68	$33.52	$33.02	$32.04
Outstanding common shares	45,162,908	45,118,930	46,119,074	47,312,982	47,187,389
(1) Estimated ratio at March 31, 2022.

Sandy Spring Bancorp, Inc. and Subsidiaries
LOAN PORTFOLIO QUALITY DETAIL - UNAUDITED

	2022	2021
(Dollars in thousands)	March 31,	December 31,	September 30,	June 30,	March 31,
Non-performing assets:
Loans 90 days past due:
Commercial real estate:
Commercial investor real estate	$—	$—	$14,830	$—	$—
Commercial owner-occupied real estate	—	—	—	—	—
Commercial AD&C	—	—	7,344	—	—
Commercial business	—	—	—	—	31
Residential real estate:
Residential mortgage	296	557	679	680	398
Residential construction	—	—	—	—	—
Consumer	—	—	—	—	—
Total loans 90 days past due	296	557	22,853	680	429
Non-accrual loans:
Commercial real estate:
Commercial investor real estate	11,743	12,489	15,386	42,072	42,776
Commercial owner-occupied real estate	8,083	9,306	9,854	8,183	8,316
Commercial AD&C	1,081	650	1,022	14,489	14,975
Commercial business	8,357	8,420	9,454	9,435	13,147
Residential real estate:
Residential mortgage	8,148	8,441	9,511	9,440	9,593
Residential construction	51	55	62	62	—
Consumer	6,406	6,725	7,826	7,718	7,193
Total non-accrual loans	43,869	46,086	53,115	91,399	96,000
Total restructured loans - accruing	2,161	2,167	2,199	2,228	2,271
Total non-performing loans	46,326	48,810	78,167	94,307	98,700
Other assets and other real estate owned (OREO)	1,034	1,034	1,105	1,234	1,354
Total non-performing assets	$47,360	$49,844	$79,272	$95,541	$100,054

	For the Quarter Ended,
(Dollars in thousands)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Analysis of non-accrual loan activity:
Balance at beginning of period	$46,086	$53,115	$91,399	$96,000	$112,361
Non-accrual balances transferred to OREO	—	—	—	(257)	—
Non-accrual balances charged-off	(265)	(754)	(7,171)	(2,166)	(699)
Net payments or draws	(2,787)	(5,786)	(36,526)	(3,693)	(16,028)
Loans placed on non-accrual	1,503	511	5,699	1,515	421
Non-accrual loans brought current	(668)	(1,000)	(286)	—	(55)
Balance at end of period	$43,869	$46,086	$53,115	$91,399	$96,000

Analysis of allowance for credit losses:
Balance at beginning of period	$109,145	$107,920	$123,961	$130,361	$165,367
Provision/ (credit) for credit losses	1,635	1,585	(8,229)	(4,204)	(34,708)
Less loans charged-off, net of recoveries:
Commercial real estate:
Commercial investor real estate	(19)	(109)	5,797	(144)	(27)
Commercial owner-occupied real estate	—	—	136	—	—
Commercial AD&C	—	—	2,007	—	—
Commercial business	111	564	(53)	2,359	634
Residential real estate:
Residential mortgage	120	(80)	(49)	(11)	(270)
Residential construction	—	(2)	(2)	(1)	—
Consumer	(20)	(13)	(24)	(7)	(39)
Net charge-offs	192	360	7,812	2,196	298
Balance at the end of period	$110,588	$109,145	$107,920	$123,961	$130,361

Asset quality ratios:
Non-performing loans to total loans	0.46%	0.49%	0.80%	0.93%	0.94%
Non-performing assets to total assets	0.37%	0.40%	0.61%	0.74%	0.78%
Allowance for credit losses to loans	1.09%	1.10%	1.11%	1.23%	1.25%
Allowance for credit losses to non-performing loans	238.72%	223.61%	138.06%	131.44%	132.08%
Annualized net charge-offs/ (recoveries) to average loans	0.01%	0.01%	0.31%	0.09%	0.01%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Three Months Ended March 31,
	2022			2021
(Dollars in thousands and tax-equivalent)	Average Balances	Interest (1)	Annualized Average Yield/Rate	Average Balances	Interest (1)	Annualized Average Yield/Rate
Assets
Commercial investor real estate loans	$4,220,246	$41,634	4.00%	$3,634,174	$38,354	4.28%
Commercial owner-occupied real estate loans	1,683,557	18,432	4.44	1,638,885	18,680	4.62
Commercial AD&C loans	1,102,660	10,593	3.90	1,049,597	10,396	4.02
Commercial business loans	1,372,755	16,354	4.83	2,291,097	24,794	4.39
Total commercial loans	8,379,218	87,013	4.21	8,613,753	92,224	4.34
Residential mortgage loans	964,056	7,774	3.23	1,066,714	9,544	3.58
Residential construction loans	197,366	1,557	3.20	179,925	1,606	3.62
Consumer loans	424,859	3,589	3.43	496,578	4,545	3.71
Total residential and consumer loans	1,586,281	12,920	3.28	1,743,217	15,695	3.62
Total loans (2)	9,965,499	99,933	4.06	10,356,970	107,919	4.22
Loans held for sale	17,594	198	4.50	82,263	537	2.61
Taxable securities	1,165,041	4,107	1.41	915,625	3,899	1.70
Tax-advantaged securities	452,574	2,551	2.26	491,830	2,840	2.31
Total investment securities (3)	1,617,615	6,658	1.65	1,407,455	6,739	1.92
Interest-bearing deposits with banks	258,273	113	0.18	182,095	46	0.10
Federal funds sold	822	—	0.21	641	—	0.09
Total interest-earning assets	11,859,803	106,902	3.65	12,029,424	115,241	3.88

Less: allowance for credit losses	(109,933)			(163,229)
Cash and due from banks	66,466			106,259
Premises and equipment, net	61,036			56,369
Other assets	698,717			772,716
Total assets	$12,576,089			$12,801,539

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$1,501,658	$158	0.04%	$1,365,652	$236	0.07%
Regular savings deposits	546,893	19	0.01	444,296	56	0.05
Money market savings deposits	3,426,817	625	0.07	3,410,589	1,463	0.17
Time deposits	1,307,929	1,491	0.46	1,728,543	3,075	0.72
Total interest-bearing deposits	6,783,297	2,293	0.14	6,949,080	4,830	0.28
Federal funds purchased	45,444	15	0.13	41,656	10	0.10
Repurchase agreements	131,487	39	0.12	148,195	43	0.12
Advances from FHLB	—	—	—	376,984	2,276	2.45
Subordinated debt	203,413	2,238	4.40	227,072	2,502	4.41
Total borrowings	380,344	2,292	2.44	793,907	4,831	2.47
Total interest-bearing liabilities	7,163,641	4,585	0.26	7,742,987	9,661	0.50

Noninterest-bearing demand deposits	3,758,732			3,394,110
Other liabilities	147,200			187,292
Stockholders' equity	1,506,516			1,477,150
Total liabilities and stockholders' equity	$12,576,089			$12,801,539

Tax-equivalent net interest income and spread		$102,317	3.39%		$105,580	3.38%
Less: tax-equivalent adjustment		866			980
Net interest income		$101,451			$104,600

Interest income/earning assets			3.65%			3.88%
Interest expense/earning assets			0.16			0.32
Net interest margin			3.49%			3.56%
(1)Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 25.64% and 25.50% for 2022 and 2021, respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $0.9 million and $1.0 million in 2022 and 2021, respectively.
(2)Non-accrual loans are included in the average balances.
(3)Available for sale investments are presented at amortized cost.